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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Post-Effective Amendment No. 3 to the Registration Statement under the Securities Act of 1933 on Form N-1A (File No. 33-58125) of our report dated February 11, 1997 on our audit of the financial statements and financial highlights of Warburg, Pincus Trust. We also consent to the reference to our Firm under the heading "Financial Highlights" in the Prospectus and under the heading "Independent Accountants and Counsel" in the Statement of Additional Information.

Coopers & Lybrand L.L.P.
---------------------------
Coopers & Lybrand L.L.P.



2400 Eleven Penn Center
Philadelphia, Pennsylvania
April 8, 1997



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